UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024 (March 25, 2024)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The description of the Preferred Stock described in Item 5.03 is incorporated herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2024, Volcon, Inc. (the “Company”) filed an amendment (the “Amendment”) to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock pursuant to which the Company previously issued certain shares of Series A convertible preferred stock (the “Preferred Stock”) on March 3, 2024. Pursuant to the Amendment, which was approved by a majority of the holders of the Preferred Stock, (i) the voting rights of the Preferred Stock were modified such that the holders right to vote the Preferred Stock with the Company’s common stock on an as-converted basis was limited to an assumed conversion price of the greater of the conversion price (“Conversion Price”) of the Preferred Stock or $0.98 per share; (ii) to the extent the Conversion Price was adjusted in the future, the floor price was modified to be $0.98 per share prior to the receipt of shareholder approval and $0.50 per share after receipt of such approval; and (iii) the holders right to require the Company to redeem the Preferred Stock on a change of control transaction was eliminated.

The foregoing description of the form of certificate of designation for the Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the document, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein..

Item 8.01.	Other Events.

As previously disclosed, the Company was notified by the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) that the market value of its listed securities had been below the minimum $35,000,000 required for continued listing as set forth in Listing Rule 5550(b)(2) (the “Rule”) for the previous 30 consecutive trading days. In accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until January 2, 2024, to regain compliance with the Rule, which provides for an alternative compliance alternative that requires $2.5 million in stockholders’ equity.

As a result of the exchange offer described in the Company’s Form 8-K filed March 4, 2024, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above the $2.5 million requirement.

Until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock on Nasdaq and the Company could be subject to delisting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
3.1	Form of Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Volcon, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: March 25, 2024	/s/ Greg Endo
Greg Endo Chief Financial Officer

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